UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

South Texas Oil Company
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-33777 Commission File Number	74-2949620 (I.R.S. Employer Identification No.)

300 East Sonterra Boulevard Suite 1220 San Antonio, Texas (Address of principal executive offices)		78258 (Zip Code)

Registrant’s telephone number, including area code:  (210) 545-5994

___________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, South Texas Oil Company (the "Company") filed a Form 8-K disclosing that, on October 30, 2009, it received notice of a determination of the staff of the Nasdaq Listing Qualifications Department, in accordance with Nasdaq Marketplace Rules 5100, 5110(b), and IM-5100-1, based upon a bankruptcy filing announced by the Company and the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.  In the notice of determination, NASDAQ advised the Company that absent an appeal of its determination, it would:

•	delist the Company's common stock (trading symbol: STXX)

•	suspend trading in the Company's common stock at the opening of business on November 10, 2009, and

•	file a Form 25-NSE with the Securities and Exchange Commission removing the Company's common stock from listing and registration on The Nasdaq Stock Market.

In the November 9, 2009 Form 8-K, the Company disclosed that it did not intend to request a hearing with the Nasdaq Listing Qualifications Panel to appeal the proposed delisting.

On November 6, 2009, NASDAQ halted the trading of the Company’s common stock, and on November 10, 2009, delisted the Company's common stock on The Nasdaq Stock Market.

Item 5.02            Departure of Directors or Certain Officer

On November 5, 2009, Theodore J. Wicks tendered his resignation from the employ of South Texas Oil Company, effective immediately.  Mr. Wicks served as the Company’s Executive Vice President of Corporate Development since October 2008.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2009

South Texas Oil Company

By:	/s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer